EXHIBIT 23.1

                     CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the reference to our firm under the caption "Experts" in Post-Effective Amendment No. 2 to the Registration Statement (Form S-8, No. 33-32166) pertaining to the Pier 1 Imports, Inc. 1989 Non-Employee Director Stock Option Plan and to the incorporation by reference therein of our report dated April 10, 1998, with respect to the consolidated financial statements and schedule of Pier 1 Imports, Inc. included in its Annual Report (Form 10-K) for the year ended February 28, 1998, filed with the Securities and Exchange Commission.


/s/ ERNST & YOUNG LLP

Fort Worth, Texas
September 9, 1998